FIFTH AMENDEMENT
    to License Agreement dated June 1, 2000, by and between the Company and
                     Massachussets Institute of Technology


This Fifth Amendment with an effective date of June 1, 2000, is to the License Agreement dated February 9, 1990 between ELECTRONICS FOR IMAGING, INC. ("LICENSEE") and MASSACHUSETTS INSTITUTE OF TECHNOLOGY ("M.I.T.") (the "License Agreement").

The parties  hereby  agree as follows:

1. Section 4.1(b) of the License Agreement is amended to read in its entirety as follows:



  (b) [ *** ]



2. Section 7.3 of the License Agreement is amended to read in its entirety as follows:

      7.3 In the event that LICENSEE shall undertake the enforcement and/or defense of the Patent Rights by litigation, LICENSEE may withhold up to fifty percent (50%) of the royalties otherwise thereafter due M.I.T. under
      Article IV and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorney's fees in connection therewith. Should this half of LICENSEE's expenses exceed 50% of the royalties due for any given quarter, then the excess shall be carried over quarter-to-quarter until this half of LICENSEE'S expenses has been withheld from the royalties thereafter due M.I.T. Any recovery by LICENSEE for any such suit, whether by virtue of judgement or settlement of the enforcement action, shall be first applied in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to the suit, and next toward reimbursement of M.I.T. for any royalties past due or withheld and applied pursuant to this Article VII. The balance remaining from any such recovery shall be divided equally between LICENSEE and M.I.T.; provided however, where the defendant in the enforcement action is brought for multiple patents, this balance from such recovery shall be apportioned pro-rata based on the time that was remaining before the expiration of the patents when the enforcement action was commenced.




Agreed to for:

MASSACHUSETTS INSTITUTE                      ELECTRONICS FOR IMAGING, INC.
OF TECHNOLOGY


By:  John H. Turner Jr.                           By:   James Etheridge
     ------------------------                     ------------------------

Title  Associate  Director
       Technology Licensing Office           Title    General Counsel
     -----------------------------                ------------------------

Date      13 July 2000                        Date    14 June 2000
     ------------------------                     ------------------------



[ *** ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.